CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
Elizabeth M. Forget, Chief Executive Officer, and Peter H. Duffy, Chief Financial Officer of High Yield Bond Trust (the “Registrant”), each certify to the best of his knowledge that:
     1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
High Yield Bond Trust	High Yield Bond Trust

/s/ Elizabeth M. Forget	/s/ Peter H. Duffy

Elizabeth M. Forget	Peter H. Duffy
Date: September 7, 2005	Date: September 7, 2005
This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.